                             CONSENT OF INDEPENDENT
                             CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement Form
S-8  pertaining  to the 1987  Directors,  Officers and  Employees  Amended Stock
Option Plan of Repap Enterprises Inc. of our report dated January 27, 2000, with respect to the consolidated financial statements and of our comments by auditors for US readers on Canada-US  reporting  difference  dated  January 27, 2000,  of
Repap Enterprises Inc. incorporated by reference in its 1999 Annual Report (Form
10-K) for the year ended December 31, 1999 and the related financial  statements schedules included therein, filed with the Securities and Exchange Commission.

Montréal, Canada                                  /s/ Ernst & Young LLP
September 21, 2000                                Chartered Accountants